UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 9, 2009
Date of Report (Date of earliest event reported)

OMNICITY, CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52827 (Commission File Number)	98-0512569 (IRS Employer Identification No.)

720 N. Range Line Road Carmel, IN (Address of principal executive offices)	46032 (Zip Code)

(317) 818-0023
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on April 9, 2009, the Board of Directors of the Company accepted the consent of William J. Herdrich to serve as a Director of the Company.

Mr. Herdrich is a Rushville, Indiana native and has been involved in finance in the oil and gas industry for forty years. He has a deep understanding of Midwest rural markets having been a retailer and wholesaler in the petroleum industry, and actively participating in numerous leadership roles on regional and national boards. Mr. Herdrich has assisted in the creation of several firms including finance, environmental and real estate development. For the past five years Mr. Herdrich has been majority owner and President of Herdrich Petroleum Corp, a company in the retail gas station business.

As a result of the Board of Director's acceptance of the changes set forth above, the Company's current officers and directors are as follows:

Name	Position
Richard Beltzhoover	Chairman of the Board, CEO, Director
Greg Jarman	President, COO, Director
Donald M. Prest	Chief Financial Officer, Director
David Bradford	VP of Corporate Development, Director
Paul Brock	Director
Robert Pearson	Director
William J. Herdrich	Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2009.	OMNICITY, CORP. /s/ Donald M. Prest Name: Donald M. Prest Title: Chief Financial Officer and a Director

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